Exhibit 5.1

September 16, 2019

Board of Directors

ACNB Corporation

16 Lincoln Square

Gettysburg, Pennsylvania 17325

RE:                          ACNB Corporation

Registration Statement on Form S-4

Our File No.:  106

Ladies and Gentlemen:

We have acted as Special Corporate Counsel to ACNB Corporation, a Pennsylvania business corporation (the “Corporation”) and are furnishing this opinion letter to the Corporation, in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offering of up to 1,600,596 shares of the Corporation’s common stock, par value $2.50 per share (the “Shares”), which may be issued to the shareholders of Frederick County Bancorp, Inc., a Maryland corporation (“FCBI”), in connection with the merger contemplated by the Agreement and Plan of Reorganization, dated as of July 1, 2019, as amended, by and among the Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, FCBI and Frederick County Bank (the “Reorganization Agreement” and such merger, the “Merger”).

In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including but not limited to:

•                                          The Corporation’s Amended and Restated Articles of Incorporation;

•                                          The Corporation’s Amended and Restated Bylaws;

•                                          Resolutions adopted by the Corporation’s Board of Directors relating to the Registration Statement as certified by the Secretary of the Corporation;

•                                          The Registration Statement; and

•                                          Such other necessary documents, papers and matters of law as we have deemed necessary under the circumstances.

In our examination, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies thereof and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. We have also assumed that the Shares will be issued against receipt of valid consideration under applicable law and that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

On the basis of the foregoing and in reliance thereon, it is our opinion that the Corporation’s Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms, conditions and provisions described in the Registration Statement and the Reorganization Agreement will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Corporation’s Registration Statement and to the reference to our firm appearing in the prospectus filed as part of the Registration Statement, filed by the Corporation with the Commission, as well as to any amendments or supplements thereto.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act or the rules and regulations thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Bybel Rutledge LLP

BYBEL RUTLEDGE LLP